Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-165825) pertaining to the Bank of Hawaii Retirement Savings Plan, of our report dated June 28, 2023, with respect to the financial statements and supplemental schedule of the Bank of Hawaii Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Honolulu, Hawaii

June 28, 2023